UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Extension of Negotiation Period to Enter Into a Definitive Search and Advertising Services and Sales Agreement and License Agreement

On October 28, 2009, Yahoo! Inc., a Delaware corporation (“Yahoo!”), and Microsoft Corporation, a Washington corporation (“Microsoft”), mutually agreed to extend the period to negotiate and execute a Search and Advertising Services and Sales Agreement and a License Agreement (the “Definitive Agreements”) reflecting and supplementing the provisions of such agreements as set forth in annexes to their binding letter agreement dated July 29, 2009 (the “Letter Agreement”). The Letter Agreement specified that the parties would execute Definitive Agreements by October 27, 2009, but given the complex nature of the transaction, there remain some details to be finalized. The parties are working diligently on finalizing the agreements, have made good progress to date, and have agreed to execute the agreements as expeditiously as possible. The Letter Agreement was the subject of a Current Report on Form 8-K filed by Yahoo! on August 4, 2009.

The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Yahoo! under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ MICHAEL J. CALLAHAN
Name:	Michael J. Callahan
Title:	Executive Vice President, General Counsel and Secretary

Date: October 28, 2009